Exhibit 10.7
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated effective as of the 31st day of March, 2011 by and between CURTIS W. STOELTING (the “Employee”) and RC2 CORPORATION, a Delaware corporation (the “Company”).
RECITALS
     A. The Company and Employee are parties to a certain Employment Agreement dated as of April 1, 2008, as amended by the letter agreement dated December 28, 2010 (the “Employment Agreement”).
     B. The Company expects to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Tomy Company, Ltd., a company organized under the laws of Japan (“Parent”), and Galaxy Dream Corporation, a Delaware Corporation (“MergerSub”), whereby it is proposed that (i) MergerSub make a cash tender offer (the “Offer”) to purchase all outstanding shares of common stock of the Company and (ii) following the consummation of the Offer, MergerSub will merge with and into the Company, with the Company being the surviving corporation. As of the date hereof, Employee has entered into an employment agreement (the “New Employment Agreement”) with the Company and Parent that will become effective upon the consummation of the Offer and, at such time, supersede the Employment Agreement, as amended hereby.
     C. The Company and Employee desire to amend the Employment Agreement to extend the Expected Completion Date and to make certain additional modifications as set forth in this Amendment.
     D. Terms not otherwise defined in this Amendment shall have the same meaning as provided in the Employment Agreement.
AGREEMENTS
     In consideration of the recitals and mutual agreements contained herein, the parties agree as follows:
     1. Section 4 of the Employment Agreement is hereby amended to provide that the annual review and increase of Base Salary for 2011 shall be made by the later of (a) June 30, 2011 or (b) 10 days after the termination of the Merger Agreement in accordance with its terms.
     2. Section 5(c) of the Employment Agreement and Schedule 5(c) to the Employment Agreement are hereby amended to provide that equity awards, in addition to or in lieu of stock options, may include stock-settled stock appreciation rights, cash-settled stock appreciation rights, restricted stock units or other forms of equity awards authorized by the Company’s stock incentive plan (collectively, “Equity Awards”), to the extent (a) the Employee agrees to form of the Equity Award as evidenced by the Employee’s execution of the applicable grant agreement, and (b) the aggregate annual value of such Equity Awards is not less than the value for stock options set forth on Schedule 5(c) to the Agreement.
     3. Schedule 5(c) to the Employment Agreement shall be amended to provide that for 2011 the grant of Equity Awards shall be made by the later of (a) June 30, 2011 or (b) 10 days after the termination of the Merger Agreement in accordance with its terms.
     4. Section 6(a) of the Employment Agreement is hereby amended in its entirety to provide as follows:
     (a) Termination of the Employment Period. The Employment Period shall continue until the earlier of: (i) September 30, 2011 unless the parties mutually agree in writing to extend the term of this Agreement (such date hereof or such extended date being referred to herein as the “Expected Completion Date”), (ii) the Employee’s death or Disability, (iii) the Employee resigns or (iv) the Board of Directors determines that termination of Employee’s employment is in the best interests of the Company (the “Employment Period”). The last day of the Employment Period shall be referred to herein as the “Termination Date.”
     5. The definition of “Change of Control in Section 10 of the Employment Agreement is hereby amended in its entirety to provide as follows:
          “Change of Control” means
     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or
(b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or
(c) the consummation of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such

Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or
(d) the consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, [a] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, [b] less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Common Stock or Outstanding Voting Securities prior to the sale or disposition, and [c] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board of Directors of the Company.
     6. Except as provided in this Amendment, the remainder of the Employment Agreement shall remain unchanged hereby and shall remain in full force and effect. The Employment Agreement, as amended by this Amendment, will terminate and be of no further force and effect upon the effectiveness of the New Employment Agreement.

     IN WITNESS WHEREOF, the parties have executed or caused this Second Amendment to Employment Agreement to be executed as of the date first above written.

RC2 CORPORATION

BY	/s/ Linda A. Huett
Linda A. Huett, Compensation Committee
Chairperson

EMPLOYEE

/s/ Curtis W. Stoelting

Curtis W. Stoelting

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